1

2003071100218

ARTICLES OF ORGANIZATION

State Form 49459 (R / 1-03)
Approved by State Board of Accounts 1999

TODD ROKITA
SECRETARY OF STATE
CORPORATIONS DIVISION
302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576

INSTRUCTIONS: Use 8 1/2" x 11" white paper for attachments.
Present original and one (1) copy to the address in upper right corner of this form.
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-18-2-4
FILING FEE: $90.00

ARTICLES OF ORGANIZATION

The undersigned, desiring to form a Limited Liability Company (hereinafter referred to as "LLC") pursuant to the provisions of:

Indiana Business Flexibility Act, Indiana Code 23-18-1-1, et seq. as amended, executes the following Articles of Organization:

ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of LLC (the name must include the words "Limited Liability Company", "L.L.C.", or "LLC")
My Health and Safety Supply Company, LLC

Principal Office: The address of the principal office of the LLC is: (optional)

Post office address	City	State	ZIP code
8003 Castleway Drive, Suite 200	Indianapolis	IN	46250

ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the LLC's Registered Agent and Registered Office for service of process are:

Name of Registered Agent
Gary Nead

Address of Registered Office (street or building)	City		ZIP code
8003 Castleway Drive, Suite 200	Indianapolis	Indiana	46250

ARTICLE III - DISSOLUTION

☐ The latest date upon which the LLC is to dissolve: ______

☑ The Limited Liability Company is perpetual until dissolution.

ARTICLE IV - MANAGEMENT

☐ The Limited Liability Company will be managed by its members.

☑ The Limited Liability Company will be managed by a manager or managers.

In Witness Whereof, the undersigned executes these Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true,

this 3rd day of July, 2003.

Signature	Printed name
Gary Nead	Gary L Nead

This instrument was prepared by: (name)
Gary L Nead

Address (number, street, city and state)	ZIP code
8003 Castleway Dr. Suite 200 Indianapolis, IN	46250